                                                                  EXHIBIT # 4(g)
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================================================================================

                               SYSCO CORPORATION


                                      AND


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA


                                    Trustee

                             ______________________


                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of April 25, 1997


                             ______________________


                          Supplementing the Indenture
                           dated as of June 15, 1995


================================================================================

                 THIRD SUPPLEMENTAL INDENTURE, dated as of the 25th day of April, 1997, between SYSCO CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, as trustee (the "Trustee");

                 WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 15, 1995 (the "Original Indenture") providing for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (in the Original Indenture and herein called the "Securities"); and

                 WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) a First Supplemental Indenture dated as of June 27, 1995 providing for the issuance by the Company of $150,000,000 6 1/2% Senior Notes due June 15, 2005, and (ii) a Second Supplemental Indenture dated as of May 1, 1996 providing for the issuance by the Company of $200,000,000 7% Senior Notes due May 1, 2006; and

                 WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 2.3 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture to the Original Indenture as permitted by Sections 2.1, 2.3 and 8.1 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of Securities under the Original Indenture in the aggregate principal amount of up to $50,000,000; and

                 WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Third Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

                 NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Third Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:





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                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


                 1.1 Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

                 "Stated Maturity" means April 15, 2027.

                 1.2 Section References. Each reference to a particular section set forth in this Third Supplemental Indenture shall, unless the context otherwise requires, refer to this Third Supplemental Indenture.

                                   ARTICLE II

                         TITLE AND TERMS OF SECURITIES

                 2.1 Title of the Securities. This Third Supplemental Indenture hereby establishes a series of Securities designated as the "7.16% Debentures due April 15, 2027" of the Company (collectively referred to herein as the "Debentures"). For purposes of the Original Indenture, the Debentures shall constitute a single series of Securities.

                 2.2 Term of the Debentures. The Debentures shall mature on April 15, 2027. In the event that the Stated Maturity of any Debenture is not a Business Day, principal and interest payable at maturity shall be paid on the next succeeding Business Day with the same effect as if such Business Day were such Stated Maturity and no interest shall accrue or be payable for the period from and after such Stated Maturity to such next succeeding Business Day.

                 2.3 Amount and Denominations; Currency of Payment. The aggregate principal amount in which the Debentures may be issued under this Third Supplemental Indenture is limited to $50,000,000.

                 The Debentures shall be issued in the form of one or more Registered Global Securities in the name of Cede & Co., as registered owner and nominee for The Depositary Trust Company, New York, New York ("DTC"). DTC shall initially act as Depositary for the Debentures.

                  The Debentures shall be denominated in United States dollars in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                 2.4 Interest and Interest Rates. Each Debenture shall bear interest at the rate of 7.16% per annum from the date of issue or from the most recent Interest Payment Date (as defined





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
below) to which interest on such Debenture has been paid or duly provided for, commencing with the Interest Payment Date next succeeding the date of issue, until the principal thereof is paid or made available for payment. Interest shall be payable to the Person in whose name a Debenture is registered at the close of business on the Regular Record Date (as defined below) next preceding an Interest Payment Date. Notwithstanding the foregoing, if a Debenture is originally issued after the Regular Record Date and before the corresponding Interest Payment Date, the first payment of interest on such Debenture shall be made on the next succeeding Interest Payment Date to the Person in whose name such Debenture was registered on the Regular Record Date with respect to such next succeeding Interest Payment Date. Interest on each Debenture shall be computed on the basis of a 360-day year comprising twelve 30-day months.

                 2.5  Interest Payments

                 The Interest Payment Dates for each Debenture shall be April 15 and October 15 in each year, beginning October 15, 1997 and the Regular Record Dates shall be the March 31 and September 30 preceding such April 15 and October 15 Interest Payment Dates. Interest shall also be payable at maturity of any Debenture.

                 If an Interest Payment Date with respect to the Debentures would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day with respect to the Debentures and no interest shall accrue or be payable on such next succeeding Business Day for the period from and after such original Interest Payment Date to such next succeeding Business Day.

                 Except as provided in the preceding paragraph, interest payments shall be in the amount of interest accrued to, but excluding, the Interest Payment Date.

                 2.6 Place of Payment, Transfer and Exchange. The Company authorizes and appoints the Trustee as the sole Paying Agent with respect to any Debentures represented by Registered Global Securities without prejudice to the Company's authority to appoint additional Paying Agents from time to time pursuant to Section 3.4 of the Original Indenture. Payments of principal on each Debenture and interest thereon payable at maturity shall be made in immediately available funds, at the request of the Holder, at the office or agency of the Paying Agent in New York, New York or any other duly appointed Paying Agent; provided that such Debenture is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. In addition, the Company may maintain a drop agent, in such location or locations as the Company may select, to provide the Holders with an office at which they may present the Debentures for payment. The Company hereby acknowledges that any such drop agent will accept Debentures for presentment, take payment instructions from the Holder and forward such Debentures and any related payment instructions to the Paying Agent by overnight courier, for next day delivery. Such Debentures shall be deemed to be presented to the Paying Agent on the Business Day next succeeding the day the Debentures are delivered to any such drop agent.





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
                 So long as the Debentures are represented by a Registered Global Security, interest (other than interest payable at maturity) shall be paid in immediately available funds by wire transfer to the Depositary for such Debentures, upon the written order of the Depositary. With respect to Debentures not represented by a Registered Global Security, interest (other than interest payable at maturity) shall be paid by check mailed to the address of the Person entitled thereto as it appears in the Security register.

                 The Company appoints the Trustee as the sole Security registrar with respect to the Debentures, without prejudice to the Company's authority to appoint additional Security registrars from time to time pursuant to Section 2.8 of the Original Indenture. The Debentures may be presented by the Holders thereof for registration of transfer or exchange at the office or agency of the Security registrar or any successor or co-registrar in New York, New York. In addition, the Company may maintain a drop agent, in such location or locations as the Company may select, to provide the Holders with an office at which they may present the Debentures for registration of transfer or exchange. The Company hereby acknowledges that any such drop agent will accept Debentures for registration of transfer or exchange and forward such Debentures to the Security registrar by overnight courier, for next day delivery. Such Debentures shall be deemed to be presented to the Security registrar on the Business Day next succeeding the day that Debentures are delivered to any such drop agent.

                 2.7 No Sinking Fund. The Debentures shall not be subject to any sinking fund.

                 2.8  Redemption.

                 (a) At Option of Company. The Debentures shall not be redeemable, at the option of the Company, prior to Stated Maturity.

                 (b) At Option of Holders. The Company shall be obligated to redeem the Debentures, at the option of the Holders, on April 15, 2007 (the "Redemption Date") at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed, plus interest accrued to the Redemption Date (the "Redemption Price"). To exercise this option, the Holder shall deliver or cause to be delivered and received at the office or agency of the Security registrar in Charlotte, North Carolina or New York, New York, respectively, or any successor or co-registrar during the period beginning March 1, 2007 and ending at 5:00 p.m. (New York City time) on March 15, 2007 (or if March 15, 2007 is not a Business Day, the next succeeding Business Day), the Debentures the Holder desires to have redeemed with the attached form entitled "Option to Elect Redemption on April 15, 2007" duly completed. In addition, the Company may maintain a drop agent, in such location or locations as the Company may select, to provide the Holders with an office at which they may present the Debentures for redemption. The Company hereby acknowledges that any such drop agent will accept Debentures for redemption and forward such Debentures to the Security registrar by overnight courier, for next day delivery. Such Debentures shall be deemed to be presented to the Security registrar on the Business Day next succeeding the day that those Debentures are delivered to any such drop agent. Holders of Debentures may redeem all or any portion of the principal of the Debentures held by such Holder that is an integral multiple





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
of $1,000. Exercise of the redemption option by a Holder as aforesaid shall be irrevocable. The Paying Agent shall pay the applicable Redemption Price on the Redemption Date to each of the Holders that duly exercised their redemption options in accordance with the procedures set forth above, in immediately available funds, at the request of the Holder, at the office or agency of the Paying Agent in Charlotte, North Carolina or New York, New York, respectively, or any other duly appointed Paying Agent. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Debentures for redemption shall be determined by the Trustee, whose determination shall be final and binding.

                 2.9. Form and Other Terms of the Debentures. Attached hereto as Exhibit A is a form of a Debenture denominated in United States dollars, which form is hereby established as a form in which Debentures may be issued. In addition, any Debenture may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Third Supplemental Indenture.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

                 The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

                 Except as expressly amended hereby, the Original Indenture, as heretofore amended and supplemented, shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

                 This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                 This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.





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                 IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        SYSCO CORPORATION



                                        By:
                                           ------------------------------------
                                           John K. Stubblefield, Jr.
                                           Senior Vice President and
                                            Chief Financial Officer




                                        FIRST UNION NATIONAL BANK OF
                                           NORTH CAROLINA, as Trustee



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:





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
                   Exhibit A to Third Supplemental Indenture

         [IF ISSUED AS REGISTERED GLOBAL SECURITIES, THE FOLLOWING LEGEND MUST BE USED:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]


REGISTERED
REGISTERED
                               SYSCO CORPORATION
                       7.16% Debenture due April 15, 2027

No. _______                                                 CUSIP NO._______


PRINCIPAL AMOUNT                        AUTHENTICATION DATE:  April 25, 1997

$ 50,000,000

ORIGINAL ISSUE DATE:                         STATED MATURITY: April 15, 2027

April 25, 1997

INTEREST RATE:                                SUBJECT TO DEFEASANCE PURSUANT
                                            TO SECTION 10.1 OF THE INDENTURE
7.16% per annum

ISSUE PRICE (%):

100%

                 SYSCO CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co. or registered assigns, the principal sum of FIFTY MILLION DOLLARS at the Stated Maturity specified above and to pay interest thereon, computed on the basis of a 360-day year comprising twelve 30-day months, from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 beginning October 15, 1997, in each year and at the Stated Maturity, commencing with, except as provided in the next succeeding sentence, the Interest Payment Date next succeeding the Original Issue Date set forth above, at the Interest Rate per annum set forth above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be March 31 or September 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, the first payment of interest on this Security shall be made on the next succeeding Interest Payment Date to the Person in whose name this Security is registered on the Regular Record Date with respect to such next succeeding Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a





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
subsequent record date for the payment of such defaulted interest, notice thereof to be given to Holders of Securities of this series not less than five Business Days prior to such subsequent record date.

                 The Company shall be obligated to redeem this Security, or any portion of the principal hereof that is an integral multiple of $1,000, at the option of the Holder, on April 15, 2007 (the "Redemption Date") at a redemption price equal to 100% of the principal amount hereof to be redeemed, plus interest accrued to the Redemption Date. To exercise this option, the Holder shall deliver or cause to be delivered and received at the office or agency of the Trustee, First Union National Bank of North Carolina, 230 North Tryon Street, Eighth Floor, Charlotte, North Carolina 28288 and c/o IBJ Shroeder Bank & Trust, Stock Transfer Department, SC 1, One State Street, New York, New York 10004, respectively, during the period beginning March 1, 2007 and ending at 5:00 p.m. (New York City time) on March 15, 2007 (or if March 15, 2007 is not a Business Day, the next succeeding Business Day), this Security with the attached form entitled "Option to Elect Redemption on April 15, 2007" duly completed. Any such exercise of this redemption option shall be irrevocable. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Security for redemption shall be determined by the Trustee, whose determination shall be final and binding.

                 Payment of the principal on this Security, and interest payable at Stated Maturity will be made in immediately available funds, at the request of the Holder upon presentation and surrender of this Security, at the office or agency of the Company maintained for that purpose in New York, New York or such other office or agency of the Company as may be designated by it for such purpose, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of interest (other than interest payable at the Stated Maturity) will, subject to certain exceptions provided in the Indenture, be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register.

                 REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, SYSCO CORPORATION has caused this instrument to be duly executed under its corporate seal.

                                        SYSCO CORPORATION

                 [Seal]
                                        By
                                          -------------------------------------
                                                    Senior Vice President

                                        Attest
                                              ---------------------------------
                                                     Assistant Secretary





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                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein, referred to in the within-mentioned Indenture.


---------------------------------------------------
         First Union National Bank
         of North Carolina, as Trustee



By
  -------------------------------------------------
         As Authenticating Agent


By
  -------------------------------------------------
         Authorized Signatory





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
                               SYSCO CORPORATION
                       7.16% Debenture due April 15, 2027

                               -----------------

                 This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 15, 1995, as supplemented by a Third Supplemental Indenture dated as of April 25, 1997 (as so supplemented, herein called the "Indenture"), between the Company and First Union National Bank of North Carolina, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and conditions of the Indenture. This Security is one of the series designated on the face hereof.

                 In any case where any Interest Payment Date or the Stated Maturity shall not be a Business Day, payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and no interest shall accrue or be payable on such amounts as a result of the making of such payment after such Interest Payment Date or Stated Maturity, as the case may be, provided such payment is made in full on such next succeeding Business Day.

                 The Securities are not subject to redemption by the Company prior to the Stated Maturity.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 As set forth in, and subject to the provisions of, the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series,
(ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series a direction inconsistent with such request and (iv) the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or any interest on this Security on or after the respective due dates expressed herein.

                 No reference to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any interest including additional amounts, as described on the face hereof on this Security at the times, places and rate, and in the coin or currency, herein prescribed.





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
                 The Securities of this series are issuable only in fully registered form and are represented either by a global certificate registered in the name of a depositary or in the name of its nominee or by a certificate registered in the name of the beneficial owner of such Securities or its nominee. The Securities are issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of any authorized denomination, as requested by the Holder surrendering the same.

                 As provided in the Indenture and subject to certain limitations therein or herein set forth, the transfer of this Security is registrable in the Security register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal and any interest on this Security are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security registrar or any transfer agent, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                 No service charge shall be made for any registration of transfer or exchange of Securities, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Subject to the terms of the Indenture, prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 As provided in the Indenture, no recourse may be taken, directly or indirectly, against any incorporator, subscriber to the stock, stockholder, officer, director or employee of the Company or the Trustee or of any predecessor or successor of the Company or the Trustee with respect to the Company's obligations on the Securities or the obligations of the Company or the Trustee under the Indenture or any certificate or other writing delivered in connection herewith or therewith except as otherwise expressly provided in any such certificate or other writing.

                            ------------------------
                                 ABBREVIATIONS

                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common          UNIF GIFT MIN ACT - _____Custodian____
                                                           (Cust)        (Minor)
                                                           under Uniform Gifts
TEN ENT -  as tenants by the entireties                    to Minors Act

JT TEN  -   as joint tenants with right                    ------------------
            of survivorship and not as                           (State)
            tenants in common





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
         Additional abbreviations may also be used though not in the above list.

                             ______________________

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
                                     unto


Please insert Social Security
or taxpayer identification number
of Assignee
__________________________
__________________________ _____________________________________________________

________________________________________________________________________________

              Please print or typewrite name and address including
                          postal zip code of assignee

________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ______________________, attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated: _________________________        ____________________________________

                                        ____________________________________
                                        The signature(s) to this assignment
                                        must correspond with the name as
                                        written upon the face of this
                                        Security in every particular,
                                        without alteration, enlargement or
                                        any change whatsoever.

________________________________
Signature Guarantee


Note: Signature(s) must be guaranteed by an eligible guarantor institution meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                        ------------------------------


                  OPTION TO ELECT REDEMPTION ON APRIL 15, 2007


            The undersigned hereby irrevocably exercises the option to require
the Company to redeem (   ) all (   ) $________________ ($1,000 or an integral
multiple thereof) of the principal amount of this Security on April 15, 2007, and directs the Company to make payment of the Redemption Price, and to issue and deliver a new Security or Securities of this series equal in aggregate principal amount to the unredeemed principal amount hereof, if any, to the undersigned at the undersigned's address as it appears in the register for the Securities of this series, unless a different name and/or address has been specified below.

 Dated:
       ----------------------------------------------------           --------------------------------------------------
                                                                                          Signature

 Payment  of  the  Redemption Price  and  delivery of  new            Issue new Securities of this series in the
 Securities of this  series, if any (if other than  to the            principal amounts (each $1,000 or an integral
 registered  Holder  at   the  address  appearing  in  the            multiple thereof) specified below.  (If no
 register  for Securities of this series),  are to be made            contrary specification is made, a single new
 as follows:                                                          Security of this series equal in principal amount
                                                                      to the unredeemed portion of this Security will
                                                                      be issued).
 ----------------------------------------------------------
                            Name
 Address:                                                             Number:                          Principal Amount:

                                                                      ------------             -------------------------

 ----------------------------------------------------------           ------------             -------------------------

 ----------------------------------------------------------           ------------             -------------------------

 ----------------------------------------------------------           ------------             -------------------------

 ----------------------------------------------------------           ------------             -------------------------
 Social Security or other identifying number of owner of
 new security                                                         ------------             -------------------------

                                                                      ------------             -------------------------





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